SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )


Filed by the Registrant  [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              SHUFFLE MASTER, INC.
                 Name of Registrant as Specified In Its Charter

                                       N/A

       Name of Person Filing Proxy Statement if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:  N/A

     2)   Aggregate number of securities to which transaction applies:     N/A

     3)   Per unit price or other underlying value of transaction computed
          pursuant to Exchange Act Rule 0-11:                              N/A

     4)   Proposed maximum aggregate value of transaction:                 N/A

     5)   Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:                                          N/A

     2)   Form, Schedule or Registration Statement No.:                    N/A

     3)   Filing Party:                                                    N/A

     4)   Date Filed:                                                      N/A

                              SHUFFLE MASTER, INC.



                                                               February 11, 1999




TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.:


            You are cordially invited to the Annual Meeting of Shareholders of Shuffle Master, Inc. to be held on Wednesday, March 17, 1999, at the MGM Grand Conference Center, 4701 Koval Lane, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to complete and sign the accompanying Proxy and return it in the enclosed envelope. Also attached for your review are the formal Notice of Annual Meeting and Proxy Statement.

            On behalf of your Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

                                         Very truly yours,



                                         Joseph J. Lahti
                                         CHAIRMAN OF THE BOARD

                              SHUFFLE MASTER, INC.
                             10901 Valley View Road
                          Eden Prairie, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 17, 1999


To the Shareholders of Shuffle Master, Inc.:

          The Annual Meeting of Shareholders ("Annual Meeting") of Shuffle Master, Inc. ("Shuffle Master" or the "Company") will be held on Wednesday, March 17, 1999, at the MGM Grand Conference Center, 4701 Koval Lane, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, for the following purposes:

          1.   To set the number of members of the Board of Directors at four.

          2. To elect four directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

          3. To amend the 1993 Stock Option Plan by increasing the number of shares reserved for issuance by 250,000.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

          Only shareholders of record at the close of business on January 22, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


          TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.



                                         By Order of the Board of Directors,



                                         Gary W. Griffin
                                         SECRETARY


February 11, 1999
Eden Prairie, Minnesota

                              SHUFFLE MASTER, INC.
                             10901 VALLEY VIEW ROAD
                          EDEN PRAIRIE, MINNESOTA 55344


                             ----------------------
                                 PROXY STATEMENT
                             ----------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 17, 1999



          This Proxy Statement is furnished to holders of shares of Common Stock of Shuffle Master, Inc., as of January 22, 1999, in connection with the Board of Directors' solicitation of the enclosed Proxy for the Annual Meeting of Shareholders. A shareholder giving a Proxy may revoke it at any time prior to the Annual Meeting by filing written notice of the termination of the appointment with an officer of the Company, by attending the Annual Meeting and voting in person, or by filing a new written appointment of a Proxy with an officer of the Company. The revocation of a Proxy will not affect any vote taken prior to such revocation. This Proxy Statement was first mailed to shareholders on or about February 11, 1999.

          All properly executed proxies received at or prior to the meeting will be voted at the meeting. If a shareholder directs how a Proxy is to be voted with respect to the business coming before the meeting, the Proxy will be voted in accordance with the shareholder's direction. If a shareholder does not direct how a Proxy is to be voted, it will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the election of the nominees listed as directors in this Proxy Statement.

          At the close of business on January 22, 1999, the record date for the Annual Meeting, there were 8,019,284 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly coming before the meeting. Cumulative voting for the directors is not permitted.

          The cost of making this solicitation, including preparation and mailing of the Notice of Annual Meeting, Proxy and Proxy Statement, and the costs incurred by brokerage houses and other custodians, nominees and fiduciaries for forwarding documents to shareholders will be paid by the Company. In certain instances, officers of the Company may make special solicitations of proxies either in person or by telephone. The Company will pay expenses incurred in connection with these solicitations.

                              ELECTION OF DIRECTORS

          The Bylaws of the Company provide that the shareholders may decrease the number of directors; provided, however, that the number may be increased by resolution of the Board of Directors. The number of directors was set at five at the Annual Meeting of Shareholders held on March 19, 1998. Subsequent to October 31, 1998, Mr. David W. Rogers resigned from the Board of Directors citing his relocation to Europe, which did not allow him to actively participate in his Board responsibilities. The Board of Directors, therefore, recommends that the number of directors be decreased from five to four because it has not yet identified a suitable candidate to fill the vacancy. The search for Board candidates is encumbered by the rigid and costly background investigation imposed on all of its directors by the many gaming jurisdictions in which the Company is licensed.

          Directors are elected to serve a one-year term, and will serve until the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Abstentions are treated as present and entitled to vote and broker non-votes are treated as not present and not entitled to vote. The Board of Directors recommends a vote FOR electing the nominees for directors as set forth below.

          All nominees have consented to serve if elected. If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, age, business experience and offices held by each nominee for director are as follows:

      Name           Age            Company Position              Director Since
      ----           ---            ----------------              --------------

Joseph J. Lahti      38    Chairman of the Board, President and        1993
                             Chief Executive Officer
Mark L. Yoseloff     52    Executive Vice President and Director       1997
Patrick R. Cruzen    51    Director                                    1997
Thomas A. Sutton     61    Director                                    1994

          JOSEPH J. LAHTI has served as Executive Vice President since December 1993, President since October 1995, Chief Executive Officer since June 1996 and Chairman of the Board since October 1997. From 1989 through December 1993, Mr. Lahti was President of McQuillan Lahti Wilcox, Inc., a financial management firm. Mr. Lahti also holds the position of President of J.L. Holdings, Inc., a real estate acquisition, asset management and financial consulting company.

          DR. MARK L. YOSELOFF has been Executive Vice President of the Company since August 1997 and was appointed to the Company's Board of Directors in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as consultant to the Company. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (d/b/a/ Advanced Gaming Concepts), a company he founded in August 1993. Dr. Yoseloff held the positions of President of Recognition, Inc. and Vice President of Clear Images, Inc. from March 1987 to August 1993.

          PATRICK R. CRUZEN was appointed to the Company's Board of Directors in August 1997. Mr. Cruzen has been the Chief Executive Officer of Cruzen & Associates, a consulting and executive search firm for the gaming industry, since September 1996. From June 1994 to September 1996, Mr. Cruzen was President of Grand Casinos, Inc. Mr. Cruzen held the position of Senior Vice President at the MGM Grand Hotel in Las Vegas from September 1990 to May 1994.

          THOMAS A. SUTTON was employed by Borden, Inc. from 1972 to 1992, most recently serving as Vice President Planning-Pasta Group. Since 1992, Mr. Sutton has managed his personal investments.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During the fiscal year ended October 31, 1998, the Board of Directors held meetings on six occasions. All Board members attended at least 75% of the meetings.

          Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Option Committee. Mr. Rogers was a member of each of these committees during fiscal 1998.

          The Audit Committee includes Messrs. Cruzen and Sutton and is responsible for recommending the appointment of the independent auditors for the Company, reviewing the scope of the audit, examining the auditor's reports, making appropriate recommendations to the Board of Directors as a result of such review and examination, and making inquiries into the effectiveness of the financial and accounting functions and internal controls of the Company. The Audit Committee met four times in fiscal 1998.

          The Compensation Committee includes Messrs. Cruzen and Sutton and is responsible for recommending to the Board of Directors the compensation of the executive officers of the Company. The Compensation Committee met four times in fiscal 1998.

          The Option Committee includes Messrs. Cruzen and Sutton and is responsible for recommending individual stock option grants to the Board of Directors. The Option Committee met four times in fiscal 1998.

                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

          The shareholders are asked to approve an amendment to the Shuffle Master, Inc. 1993 Stock Option Plan (the "Plan"). The Plan was originally approved at the 1994 Annual Meeting, at which time 525,000 shares were reserved for issuance. In March 1996 and March 1998, the shareholders approved amendments to the Plan, whereby 200,000 and 235,000 additional shares of the Company's Common Stock were reserved for issuance, respectively. In January 1999, the Board of Directors adopted an amendment to the Plan, increasing the number of shares of the Company's Common Stock reserved for issuance by 250,000. Upon approval of this amendment, the total number of shares reserved for issuance will be 1,210,000. In the event the proposed amendment is not approved by shareholders, grants of 225,000 options made in October 1998 provide that such options will be treated as non-plan options.

          The purposes of the Plan are: (i) to incent individual performance by providing the opportunity for long-term rewards to employees and consultants of the Company; (ii) to assist the Company in attracting, retaining and motivating employees and consultants; and (iii) to align the interests of such persons with those of the Company's shareholders.

          The Board of Directors believes the proposal is in the best interests of the Company and its shareholders and recommends its approval. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal. The Board of Directors recommends a vote FOR amending the Shuffle Master, Inc. 1993 Stock Option Plan.

                               EXECUTIVE OFFICERS

          In addition to Joseph J. Lahti and Mark L. Yoseloff, whose biographies were listed previously, Gary W. Griffin serves as an executive officer of the Company.

          GARY W. GRIFFIN has been the Vice President of Finance for the Company since June 1997, Chief Financial Officer since November 1997, and Secretary since February 1998. Mr. Griffin joined the Company in April 1996 as Vice President of Financial Relations and Corporate Development. From January 1995 to March 1996 Mr. Griffin was self-employed as a consultant. From August 1988 through December 1994, Mr. Griffin was employed by Ecolab Inc., first as Director of Corporate Development and later as Controller of the Textile Care Division.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding ten percent of the Company's Common Stock to file reports regarding their ownership, acquisitions and dispositions of the Company's Common Stock with the Securities and Exchange Commission. All executive officers and directors filed reports as required during the year ended October 31, 1998.


                             EXECUTIVE COMPENSATION

          The following table sets forth the compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended October 31, 1998, 1997 and 1996, for the Chief Executive Officer and two other executive officers serving at October 31, 1998, whose compensation earned in fiscal 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                    Annual Compensation         Compensation
            Name and                 Fiscal    -----------------------------   --------------    All Other
       Principal Position             Year       Salary               Bonus        Options      Compensation
---------------------------------   --------   --------------     ----------   --------------  --------------
                                                  ($)                 ($)             (#)           ($)
Joseph J. Lahti                       1998      236,250                --            75,000          --
    Chairman of the Board,            1997      231,346              91,125          41,904          --
    President and Chief               1996      182,692                --            61,590          --
    Executive Officer

Gary W. Griffin(1)                    1998      130,000                --            45,000          --
    Chief Financial Officer,          1997      115,028              44,550          30,000          --
    Vice President of Finance
    and Secretary

Mark L. Yoseloff(2)                   1998      100,000                --            45,000          --
    Executive Vice President          1997       23,462              20,250          40,000          --

-----------------------------

(1) Mr. Griffin began employment with the Company in April 1996, and became an executive officer during fiscal 1997.

(2) Dr. Yoseloff began employment with the Company as an executive officer in August 1997.

           OPTION GRANTS DURING THE FISCAL YEAR ENDED OCTOBER 31, 1998

          The following table sets forth information with respect to each option granted to the executive officers named in the Summary Compensation Table during the fiscal year ended October 31, 1998:

                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                   Percentage of Total                                Price Appreciation for Option
                                   Options Granted to                                             Term(1)
                       Options          Employees         Exercise     Expiration     -----------------------------
      Name             Granted         Fiscal Year          Price         Date             5%               10%
-------------------   ---------   ---------------------   ----------   -----------    ------------      -----------
                          (#)             (%)                ($)                           ($)              ($)
Joseph J. Lahti         50,000            19.0              7.94         10/2008         249,671          632,716
                        25,000             9.5              9.92         10/2008         155,966          395,248

Gary W. Griffin         30,000            11.4              7.94         10/2008         149,803          379,629
                        15,000             5.7              9.92         10/2008          93,580          237,149

Mark L. Yoseloff        30,000            11.4              7.94         10/2008         149,803          379,629
                        15,000             5.7              9.92         10/2008          93,580          237,149

(1) The compounding assumes a ten-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation, based on Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, and continued employment of the option holder through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    AGGREGATE OPTIONS EXERCISED IN THE FISCAL YEAR ENDED OCTOBER 31, 1998 AND
                        OPTION VALUES AT OCTOBER 31, 1998

          The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's fiscal year ended October 31, 1998, and the number and value of options to purchase shares of Common Stock held as of October 31, 1998, by the executive officers named in the Summary Compensation Table:

                                                                                                  Value of Unexercised
                                                                  Number of Options                   In-the-Money
                       Number of Shares                          at October 31, 1998          Options at October 31, 1998(2)
                           Acquired             Value      -------------------------------   -------------------------------
       Name              on Exercise        Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------   ------------------   -------------   -------------   ---------------   -------------   ---------------
                            (#)                ($)              (#)              (#)              ($)              ($)
Joseph J. Lahti(3)          --                  --            159,827          148,334           11,499           3,000
Gary W. Griffin             --                  --             23,824           71,176               --           1,800
Mark L. Yoseloff            --                  --             38,333           71,667               --           1,800

(1) Value Realized is the difference between the closing price per share on the date of exercise, and the option price per share, multiplied by the number of shares acquired upon exercise of the option.
(2) Value of Unexercised In-the-Money Options is the difference between the closing price per share of $8.00 at October 31, 1998, and the exercise price per share multiplied by the number of shares subject to options.
(3) A grant of 40,000 options to Mr. Lahti in fiscal 1996 included vesting limitations with regard to a loan advanced to Mr. Lahti, as discussed under "Certain Relationships and Related Party Transactions." Although 26,666 of the 40,000 options granted have met the time requirements of the vesting schedule, the exercise of these options remains restricted until the loan is repaid to the Company. These options are included as unexercisable at October 31, 1998.

                            COMPENSATION OF DIRECTORS

          To align the interests of the outside directors with the shareholders, the Board has elected not to pay any cash compensation to outside directors, but to compensate such directors with stock option grants. Pursuant to the Company's Outside Directors' Option Plan (the "Directors' Plan"), each director who is not an employee of the Company had been entitled to receive an annual non-discretionary grant of options to purchase 3,000 shares of Common Stock after each Annual Meeting of Shareholders. For the March 1999 Annual Meeting, the option grant will include an additional 3,000 options to make the total grant 6,000 options. The exercise price of the options is equal to the closing price of the Company's Common Stock on the date of grant. The options are immediately exercisable and expire the earlier of seven years from the date of grant, or thirty days after leaving the Board. Directors who are not employees of the Company are also eligible for grants of nonqualified options in addition to those provided by the Directors' Plan. At the March 1998 Annual Meeting, Messrs. Rogers, Sutton, and Cruzen each were granted options to purchase 3,000 shares at an exercise price of $10.56 under the Directors' Plan.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY
          The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

          It is the intention of the Committee to utilize a pay-for-performance compensation strategy that is directly related to achievement of the Company's financial performance and growth objectives. The primary elements of the executive compensation program are base salary, annual cash incentives based on performance, and long-term incentives in the form of stock options. These elements are designed to: (i) provide compensation opportunities that will allow the Company to attract and retain talented executive officers who are essential to the Company's success; (ii) provide compensation that rewards corporate performance and motivates the executive officers to achieve corporate strategic objectives; and (iii) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

BASE SALARY
          Base salaries of the Company's executive officers are intended to be competitive with the median base salaries paid by other corporations engaged in business similar to the Company, such as suppliers to the gaming industry. Base salaries are determined for executive officer positions using compensation surveys, taking into account variables such as geography, job comparability, size of each corporation and its industry. In addition to base salary, executive officers are eligible to participate in the Company's employee benefit plans on the same terms as other employees, except that executive officers are not entitled to annual employee option grants under the 1993 Stock Option Plan, and cannot participate in the employee wide profit sharing plan.

INCENTIVE COMPENSATION
          The purpose of the annual bonus program is to provide a short-term, direct financial incentive in the form of an annual cash bonus to executive officers if the Company achieves a targeted level of financial performance. Each executive officer is eligible to receive a cash bonus determined by a formula proposed by the Committee and approved by the Board of Directors. Incentive compensation is reviewed annually. No bonuses were paid to executive officers in fiscal 1998 since the Company did not achieve the financial performance objectives set by the Board. The Committee may also provide cash bonus opportunities to executive officers based upon meeting specific operational objectives. No bonuses were paid to executive officers in fiscal 1998 based on achieving operational objectives.

LONG-TERM INCENTIVES
          The 1993 Stock Option Plan is the basis of the Company's long-term incentive plan for executive officers and other key employees. The objective of this plan is to align executive officers' long-term interests with those of the shareholders by creating a direct incentive for executive officers to increase shareholder value. The option grants allow executive officers to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. However, one third of the options granted to each of the executive officers in October 1998 were priced at 125% of the fair market value of the stock on the date of grant. The award of option grants is consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained.

CHIEF EXECUTIVE OFFICER COMPENSATION
          Mr. Lahti became Chief Executive Officer of the Company in June 1996, and has also served as its President since October 1995. Mr. Lahti began employment with the Company as its Chief Operating Officer and Executive Vice President in December 1993.

          Since Mr. Lahti joined the Company, revenues have grown from $554,000 for fiscal 1993 to $27,124,000 for fiscal 1998, while operating income increased from an operating loss of $1,217,000 for fiscal 1993 to operating income of $4,313,000 for fiscal 1998. Fiscal 1998 operating income included a $2,650,000 charge for the relocation of the Company's administrative functions and manufacturing operations from Minneapolis, Minnesota to Las Vegas, Nevada, and asset valuation allowances. The asset valuation allowance principally covered inventory of older model single deck shufflers that will be replaced by a new model. Based on the available market for the Company's shuffler systems, placements of these systems, including sales and leases, have shown exceptional growth over the past five years. The total number of shufflers sold and on lease as of October 31, 1998, was in excess of 4,800 units. During fiscal 1998, Mr. Lahti successfully directed the conversion from the marginally profitable Let It Ride The Tournament(TM) table game to the more profitable Let It Ride Bonus(TM) table game. Following the conversion in the fourth quarter of fiscal 1997, Mr. Lahti oversaw the expansion of Let It Ride Bonus from 220 Bonus tables in eleven gaming jurisdictions at October 31, 1997, to 375 Bonus tables in twenty gaming jurisdictions at October 31, 1998.

          Mr. Lahti's base salary was $236,250 for fiscal 1998. Mr. Lahti did not earn a bonus for fiscal 1998 since the financial performance objectives set by the Board were not achieved. For fiscal 1999, Mr. Lahti's base salary will remain unchanged. He may earn a performance bonus of up to two times base salary if the Company achieves specific financial objectives that were recommended by the Committee and approved by the Board of Directors.

CONCLUSION
          The Committee believes that the executive compensation plan discussed in this Proxy Statement is consistent with the overall corporate strategy for continued growth in earnings and shareholder value.



                                         Thomas A. Sutton
                                         Patrick R. Cruzen
                                         MEMBERS OF THE COMPENSATION COMMITTEE

                             STOCK PERFORMANCE GRAPH

          For comparison of the Company's stock to a broad market index, the Company has elected to change the comparative index to the Russell 2000 Index from the Dow Jones Industrial Average. The Company believes the Russell 2000 Index provides a better comparison given that the relative size and nature (sales, assets, market capitalization, and other factors) of the companies included in this index are more similar to the Company than is the size of the companies included in the Dow Jones Industrial Average.

          For comparison to a peer group, the Company has elected to use a new peer group(1) because it believes the members of the new peer group are more similar to the Company than were the members of the old peer group(2) in light of the nature of their respective businesses, market capitalization, sales and other factors. For example, some of the companies included in the old peer group, although associated with the general "gaming" industry, are companies engaged in the lottery business and do not market their products primarily to casinos. The Company has elected to compare an investment in its stock to a peer group index rather than a published industry index because it believes such peer group indices (both the old peer group and the new peer group) include companies whose businesses are more similar to that of the Company than any published index.

          The following graph compares the cumulative total shareholder return for the last five fiscal years, assuming $100 invested October 31, 1993, and the reinvestment of all dividends, as if such amount had been invested in (i) the Company's Common Stock; (ii) the stocks included in a broad equity market index; and (iii) the stocks of a peer group index.



                              [PLOT POINTS CHART]

                               ------------------------------------------------------------------
                                10/31/93  10/31/94   10/31/95   10/31/96    10/31/97   10/31/98
-------------------------------------------------------------------------------------------------
Shuffle Master, Inc.             100.00     80.31      122.50     111.25      78.75      80.00
-------------------------------------------------------------------------------------------------
Dow Jones Industrial Average     100.00    109.14      136.40     176.92     222.36     261.27
-------------------------------------------------------------------------------------------------
Old Peer Group                   100.00     56.50       45.79      62.55      68.25      53.23
-------------------------------------------------------------------------------------------------
Russell 2000 Index               100.00     99.65      117.93     137.51     177.85     156.79
-------------------------------------------------------------------------------------------------
New Peer Group                   100.00     58.99       57.14      76.64      70.65      33.14
-------------------------------------------------------------------------------------------------


(1) The new peer group is comprised of the following companies: Acres Gaming Incorporated; Alliance Gaming Corp.; Casino Data Systems (first publicly traded April 1993); Mikohn Gaming Corporation (first publicly traded November 1993); Paul-Son Gaming Corporation (first publicly traded March
     1994); Silicon Gaming Inc. (first publicly traded July 1996) and WMS Industries, Inc.

(2) The old peer group was comprised of the following companies: Alliance Gaming Corp.; Autotote Corporation; Alliance Gaming Corp.; Casino Data Systems (first publicly traded April 1993); GTech Holdings Corporation; International Game Technology; Mikohn Gaming Corporation (first publicly traded November 1993); Scientific Games Holdings Corp. (first publicly traded August 1993); Sodak Gaming, Inc. (first publicly traded June 1993); Stuart Entertainment Inc.; Powerhouse Technologies Inc. (f/k/a Video Lottery Technologies); and WMS Industries, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth the number of shares of Common Stock of the Company beneficially owned: (i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
(ii) by each director; (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers as a group, as of January 22, 1999.

                                          Number of Shares Beneficially Owned(1)
          Name and Address                --------------------------------------
         of Beneficial Owner                   Shares             Percent
----------------------------------------- ----------------  --------------------

John G. Breeding and Diane L. Breeding(2)      670,477             8.2%
   10569 Bluff Road
   Eden Prairie, Minnesota 55347

Joseph J. Lahti                                187,128             2.3%
   10901 Valley View Road
   Eden Prairie, Minnesota 55344

Mark L. Yoseloff(3)                            156,333             1.9%
   1106 Palms Airport Drive
   Las Vegas, Nevada 89119

Gary W. Griffin                                 26,424             *
   10901 Valley View Road
   Eden Prairie, Minnesota 55344

Thomas A. Sutton                                27,000             *
   20330 Knightsbridge Road
   Shorewood, Minnesota 55331

Patrick R. Cruzen                                7,500             *
   63010 Maple Ridge Drive
   Excelsior, Minnesota 55331

All directors and executive                    404,384             4.9%
   officers as a group (5 persons)

------------------------------------

*    Less than 1%
(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them through the exercise of stock options, as of January 22, 1999, or within 60 days of such date, are treated as outstanding when determining the percent of the outstanding shares of Common Stock owned by the individual and when determining the percent owned by the group. Shares related to such stock options included in the table above are as follows: Joseph J. Lahti, 159,827 shares; Mark L. Yoseloff, 38,333 shares; Gary W. Griffin, 23,824 shares; Thomas A. Sutton, 21,000 shares; Patrick R. Cruzen, 7,500 shares; and all directors and executive officers as a group, 250,484 shares.
(2) The number of shares beneficially owned by John G. Breeding and Diane L. Breeding includes 112,747 shares subject to stock options exercisable within 60 days of the record date.
(3) The number of shares beneficially owned by Mark L. Yoseloff includes 64,800 shares to be issued under a certain transaction with the Company. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In October 1996, the Board of Directors of the Company approved a $300,000 loan to Mr. Lahti. These funds were advanced to Mr. Lahti in November 1996. The loan bears interest at seven percent, and is secured by 17,000 shares of Shuffle Master, Inc. Common Stock which were pledged as collateral. The note is further secured by a restriction on Mr. Lahti's vesting schedule under his October 1996 grant of 40,000 options. The restriction requires loan repayment before vested options can be exercised. As of October 31, 1998, the amount due including accrued interest was $341,708. The loan plus all accrued interest is due November 1999.

          In March 1997, the Company purchased certain intellectual property from Dr. Yoseloff and a company owned by Dr. Yoseloff. The purchase price (the amount of which is the subject of a confidential treatment filing with the Securities and Exchange Commission) included amounts previously paid to such company for certain licensing rights and amounts previously paid to another company owned by Dr. Yoseloff. The balance of such purchase price is to be paid by the issuance of 108,000 shares of the Company's Common Stock which were valued at $8.75 per share, and cash payments (the amount of which is the subject of a confidential treatment filing with the Securities and Exchange Commission), both to be made equally over twenty (20) quarterly installments, beginning March 7, 1997. The Company had made all scheduled payments under this agreement. There was no stated interest rate in the agreement. Interest was imputed for financial statement purposes at seven percent. Under the terms of this agreement, Dr. Yoseloff will receive additional payments (the amount of which is the subject of a confidential treatment filing with the Securities and Exchange Commission) for five years contingent on his continued employment with the Company.

          In a related but separate agreement, Dr. Yoseloff signed a five-year employment contract with the Company commencing August 1, 1997. Under the terms of the contract, Dr. Yoseloff will receive $100,000 per year in salary for each of the five years following the beginning of his employment.

                      TERMINATION OF EMPLOYMENT ARRANGEMENT

          In fiscal 1997, the Company entered into a termination of employment arrangement with Mr. Lahti which, in the event of termination other than for cause, provides for payment of an amount equal to his then-current base salary over a one year period commencing on the date of termination. In fiscal 1998, the Company entered into a termination of employment arrangement with Mr. Griffin whereby Mr. Griffin will receive nine months of his then-current base salary in the event of a change of control of the Company.

                              INDEPENDENT AUDITORS

          Representatives of Deloitte & Touche LLP, the Company's independent auditors for the fiscal year ended October 31, 1998, will be present at the Annual Meeting. The Board of Directors expects to retain Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending October 31, 1999.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

          The rules of the Securities and Exchange Commission permit shareholders of the Company to present proposals for shareholder action in the Company's Proxy Statement. Shareholder proposals prepared in accordance with the proxy rules intended to be presented at the Company's 1999 Annual Meeting must be received by the Company on or before October 14, 1999.

                                 OTHER BUSINESS

          The Board of Directors of the Company does not intend to present any business at the meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the meeting.

                                         By Order of the Board of Directors,



                                         Gary W. Griffin
Date: February 11, 1999                  SECRETARY

SHUFFLE MASTER, INC.                                                 PROXY
10901 VALLEY VIEW ROAD
EDEN PRAIRIE, MN  55344


The undersigned hereby appoints Joseph J. Lahti and Mark L. Yoseloff, and each of them with full power of substitution, his or her Proxies to represent and vote, as designated below, all of the shares of Common Stock of Shuffle Master, Inc., registered in the name of the undersigned as of January 22, 1999, with the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders to be held on Wednesday, March 17, 1999, at the MGM Grand Conference Center, 4701 Koval Lane, Las Vegas, Nevada, at 10:00 a.m., Pacific Standard Time, or at any adjournment thereof, hereby revoking any proxy or proxies previously given.

1.   Proposal to decrease the number of directors to four:

        |_| FOR           |_| AGAINST           |_| ABSTAIN

2.   Election of directors:

        |_| FOR all nominees listed below     |_| WITHHOLD AUTHORITY
            (except as marked to the              to vote for all nominees
            contrary below)                        listed below

     (To WITHHOLD authority to vote for any individual nominee, draw a line through the nominee's name below)

     JOSEPH J. LAHTI             MARK L. YOSELOFF              THOMAS A. SUTTON
                                PATRICK R. CRUZEN


         (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                         (CONTINUED FROM THE OTHER SIDE)

3.   Proposal to amend the 1993 Stock Option Plan:

        |_| FOR           |_| AGAINST           |_| ABSTAIN

4. In their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                        Date: ____________________________, 1999

                                        ________________________________________
                                                     (Signature)

                                        ________________________________________
                                                  (Second signature)

                                        PLEASE DATE AND SIGN ABOVE exactly as
                                        your name appears at left, indicating
                                        where appropriate, official position or
                                        representative capacity.